================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): March 24, 2000


                             WESTPOINT STEVENS INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


        0-21496                                         36-3498354
(Commission File Numbers)                  (I.R.S. Employer Identification Nos.)


                           507 WEST TENTH STREET 31833
                               WEST POINT, GEORGIA
               (Address of Principal Executive Offices) (Zip Code)


                                 (706) 645-4000
              (Registrants' Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

================================================================================




NY2:\893308\01\J5@401!.DOC\80765.0025

Item 5.  Other Events.

         On March 24, 2000, WestPoint Stevens Inc. released a press release announcing that its Board of Directors had approved and adopted a plan of recapitalization (the "Plan of Recapitalization"), pursuant to which outstanding shares of WestPoint's Common Stock, par value $0.01 per share (the "Shares"), held by all stockholders, other than WestPoint's Chief Executive Officer, President, Chief Financial Officer, other senior managers and their affiliates and certain other stockholders (collectively, the "Exchanging Stockholders"), will be reclassified as and converted into one share of Series B Participating Preferred Stock, par value $0.01 per share, of WestPoint (the "Series B Preferred Stock"). Promptly following the reclassification, WestPoint will redeem all outstanding shares of Series B Preferred Stock on the basis of one share of Series B Preferred Stock for $22.00 in cash.

         In addition, prior to the reclassification of WestPoint's capital stock, the Shares held by the Exchanging Stockholders will be exchanged for shares of Series A Participating Preferred Stock, par value $0.01 per share, of WestPoint (the "Series A Preferred Stock"). Pursuant to the Plan of Recapitalization, each outstanding share of Series A Preferred Stock will be reclassified as and converted into one share of Common Stock, par value $0.01 per share, of WestPoint. Following the consummation of the Plan of Recapitalization, Holcombe T. Green, Jr., the Company's Chief Executive Officer, and his affiliates are expected to continue to beneficially own approximately 38% of the voting stock of WestPoint.

         Consummation of the Plan of Recapitalization is subject to, among other things, stockholders' approval (including, in addition to the approval required by law, the approval of 60% of the "disinterested stockholders" voting in person or by proxy) and the negotiation of agreements relating to the equity and debt financing necessary to pay the redemption price, refinance outstanding bank indebtedness, provide for sufficient working capital and pay all related fees and expenses. WestPoint's senior notes due 2005 and 2008 will remain outstanding. WestPoint is in the process of evaluating commitment letters received from various prospective equity and debt financing sources.

         The foregoing summary is qualified by the copy of the Plan of Recapitalization attached hereto as Exhibit 2.1 and the Press Release attached hereto as Exhibit 99.1, each of which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

     Not Applicable


(b)  Pro Forma Financial Information

     Not Applicable


(c)  Exhibits

     Exhibit No.         Exhibit
     -----------         -------

     2.1                 Plan of Recapitalization dated as of March 24, 2000
     99.1                Press Release dated March 24, 2000

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             WESTPOINT STEVENS INC.
                                             (Registrant)

                                             By: /s/ Christopher N. Zodrow
                                                 ------------------------------
           Date: March 27, 2000                  Christopher N. Zodrow
                                                 Vice President and Secretary

                                  EXHIBIT INDEX

Exhibit No.         Exhibit
-----------         -------

2.1                 Plan of Recapitalization dated as of March 24, 2000
99.1                Press Release dated March 24, 2000